As filed with the Securities and Exchange Commission on June 11, 2001
                           Registration No. 333-37904

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           GUITRON INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)

    Delaware                          3931                      51-0397012
 (State or Other               (Primary Standard             (I.R.S. Employer
 Jurisdiction of           Industrial Classification      Identification Number)
 Incorporation or                 Code Number)
  Organization)

 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778

        (Address and telephone number of principal executive offices and principal place of business)

                            Richard Duffy, President
 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778

            (Name, address and telephone number of agent for service)

             With copies to: Scott Rapfogel, Esq., Levine & Rapfogel
                     621 Clove Road, Staten Island, NY 10310
                                 (718) 981-8485

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

Item 27. Exhibits

EXHIBIT NO.                             ITEM

  2.1    Form of Agreement and Plan of Reorganization among
         The Guitron Corporation, a Canadian corporation, Guitron
         International Inc., and the shareholders of The Guitron Corporation*

  2.2    Form of Shareholder's Power of Attorney*

  2.3    Form of Shareholders Letter of Transmittal and
         Custody Agreement*

  3.1 Certificate of Incorporation of Guitron International Inc. filed December 6, 1999*

  3.2 Certificate of Incorporation of The Guitron Corporation filed August 20, 1997.*

  3.3    By-Laws of Guitron International Inc.*

  4.1    Specimen Common Stock Certificate*

  4.2    Form of Subscription Agreement*

  5.1    Opinion and Consent of Counsel*

 10.1 Executive Agreement dated December 6, 1999 between Guitron International Inc. and Richard Duffy*

 10.2 Marketing and Consulting Agreement dated September 29, 1999 between The Guitron Corporation and Marvin Chankowsky*

 10.3 Marketing Agreement dated September 1, 1999 between The Guitron Corporation and Jean Pilote*

 10.4 Consulting Agreement dated December 6, 1999 between Guitron International Inc. and Ashbyrne Consultants Inc.*

 10.5 Form of Escrow Agreement between the Company and Continental Stock Transfer & Trust Company*

 10.6 Loan Agreement dated as of July 30, 1999 between The Guitron Corporation and Productions Polyart International Inc.*

 10.7    Service   Agreement   dated   January  31,  2000  between  The  Guitron
         Corporation and Innovative Products Resources Ltd.*

 10.8 Escrow Agreement dated June 7, 2001 between the Company and Continental Stock Transfer & Trust Company

   21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

   23 Consent of Pinkham & Pinkham, P.C., independent certified public accountants*

* Previously filed

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Montreal, Canada on June 11, 2001.

                                    GUITRON INTERNATIONAL INC.

                                    By:/s/ Richard F. Duffy
                                       --------------------

                                    Richard F. Duffy, President, Chief Executive
                                    Officer and Chairman of the Board
                                    of Directors

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with Guitron International Inc. and on the dates indicated.

 SIGNATURE                              TITLE                           DATE

/s/ Richard F. Duffy       President,    Chief    Executive
--------------------       Officer  and   Chairman  of  the
Richard F. Duffy           Board of Directors                      June 11, 2001

/s/ Michael D.A. Ash       Treasurer, Chief Financial and
--------------------       Accounting Officer and Director         June 11, 2001
Michael D.A. Ash

Majority of the Board of Directors

/s/ Richard F. Duffy       Director
--------------------
Richard F. Duffy                                                   June 11, 2001

/s/ Michael D.A. Ash       Director
--------------------
Michael D.A. Ash                                                   June 11, 2001

/s/ Edward Santelli        Director
-------------------
Edward Santelli                                                    June 11, 2001

/s/ David L. Rosentzveig   Director
------------------------
David L. Rosentzveig                                               June 11, 2001

                           GUITRON INTERNATIONAL INC.

                                  EXHIBIT INDEX

EXHIBIT NO.                             ITEM

  2.1    Form of Agreement and Plan of Reorganization among
         The Guitron Corporation, a Canadian corporation, Guitron
         International Inc., and the shareholders of The Guitron Corporation*

  2.2    Form of Shareholder's Power of Attorney*

  2.3    Form of Shareholders Letter of Transmittal and
         Custody Agreement*

  3.1 Certificate of Incorporation of Guitron International Inc. filed December 6, 1999*

  3.2 Certificate of Incorporation of The Guitron Corporation filed August 20, 1997*

  3.3    By-Laws of Guitron International Inc.*

  4.1    Specimen Common Stock Certificate*

  4.2    Form of Subscription Agreement*

  5.1    Opinion and Consent of Counsel*

 10.1 Executive Agreement dated December 6, 1999 between Guitron International Inc. and Richard Duffy*

 10.2 Marketing and Consulting Agreement dated September 29, 1999 between The Guitron Corporation and Marvin Chankowsky*

 10.3 Marketing Agreement dated September 1, 1999 between The Guitron Corporation and Jean Pilote*

 10.4 Consulting Agreement dated December 6, 1999 between Guitron International Inc. and Ashbyrne Consultants Inc.*

 10.5 Form of Escrow Agreement between the Company and Continental Stock Transfer & Trust Company*

 10.6    Loan  Agreement   dated  as  of  July  30,  1999  between  The  Guitron
         Corporation and Productions Polyart International Inc.*

 10.7    Service   Agreement   dated   January  31,  2000  between  The  Guitron
         Corporation and Innovative Products Resources Ltd.*

 10.8 Escrow Agreement dated June 7, 2001 between the Company and Continental Stock Transfer & Trust Company

   21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

   23 Consent of Pinkham & Pinkham, P.C., independent certified public accountants*

* Previously filed